Exhibit 10.3       PROMISSORY NOTE AND LOAN AGREEMENT

 (Line of Credit)

FOR VALUE RECEIVED Flexpoint Sensor Systems, Inc. (“Maker”), promises to Maestro Investments, LLC (“Holder”), as follows:

1.     Principal and Interest.   Holder agrees to provide Maker with a line of credit in an amount up to Five Hundred Thousand Dollars ($500,000.00) subject to and upon the terms and conditions of this Note.  So long as there is no Event of Default as defined herein, Holder agrees to make advances on this Line of Credit to Maker (“Advances”)  from time to time as agreed upon by both Maker and Holder commencing from the date of this Promissory Note (“Note”) up to the maturity Date, as defined herein.  Notwithstanding anything to the contrary in this Note, the aggregate principal amount of the Note shall not at any time exceed Five Hundred Thousand Dollars ($500,000.00).   Maker promises to pay to the order of Holder at 455 E 400 S, Salt Lake City, UT 84111, in legal tender of the United States of America, the sum of all Advances under the Note (“Principal”) together with Base Interest thereon at a fixed rate of interest of twelve percent (12%) per annum (“Base Interest”) on that part of the Principal that has been advanced and has not been paid.  Base Interest will be charged on all Advances beginning on the date of funding of this Note, and continuing until the full amount of Principal, accrued Base Interest and any additional charges under this Note have been paid.  Interest shall be calculated at the rate set forth above on the basis of a 360 day year and the actual number of days elapsed by multiplying the principal sum by the per annum rate set forth above and multiplying the product thereof by the actual number of days elapsed and dividing the product so obtained by 360.  “Date of Funding” shall mean that date on which the Maker receives the first Loan Advance from Lender.

2.        Alternate Rate of Interest.  In the event of a default and beginning at the time of default in the terms of this Note or any other document given in connection with this loan (collectively, the “Loan Documents”), or Maker’s failure to pay an installment of Base Interest or the Principal on the date on which it is due, then the entire amount of unpaid Principal and Base Interest on this Note shall bear interest at the rate of Eighteen percent (18%) per annum (the “Alternate Rate”).

3.        Late Fee.  In the event a scheduled payment is not received by holder on its due date, Maker shall be assessed a late fee of three percent (3%) of the payment due.  This payment shall be made to compensate Holder for additional risk and expense involved in managing and servicing a delinquent loan.  Each payment shall be first credited to any late payments due, then to accrued interest due, and the remaining to principal.

4.       Repayment.  Maker shall pay the  entire  Principal balance, together with accrued and unpaid Base Interest, if any, and other charges permitted under this Note or the Loan Documents, on or before December 31, 2012 (the “Maturity Date”).  All payments received shall be applied first to Base Interest, second, as applicable, to any prepayment charge under this Note, third to interest at the Alternate Rate, if applicable, and fourth to Principal.

CM__

11-2-10

 Initial

 Date

5.       Collateral.  As collateral for the obligations and liabilities hereunder, Maker shall and does hereby grant to Holder a secured interest in the corporation assets including, but not limited to, business furniture, fixtures and equipment.  At the option of Holder, the Holder may file security documents including, but not limited to UCC filings in the appropriate governmental jurisdictions on the afore mentioned corporate assets.   All of the foregoing is collectively referred to as the “Collateral”.

At the Holder’s option at any time during the term of this agreement and Note the Holder may convert all or part of this Note to the Maker’s restricted common stock at a conversion rate of $.30 per share or a price to be determined by both parties.

6.     Representations and Warranties.  Maker represents and warrants to Holder as follows:

a.   Maker is a Delaware company based in Utah.

b.    There are no significant actions or suits pending, or to the knowledge of Maker threatened against or affecting Maker, or any of its assets, which if adversely determined could have a material adverse affect on the financial conditions of Maker.

c.    Any financial statements which have heretofore been provided to Holder by Maker are correct, complete, and accurately represent the financial position of Maker as of the date of such financial statements and there have been no material adverse changes since such date.

d.     No information or report furnished by Maker to Holder in connection with this Note contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

7.   Covenants.  Maker covenants and agrees with Holder as follows:

a.     Maker will notify Holder of any default under the terms of the Note or of any litigation, proceeding or development which may have a material adverse affect on Maker’s ability to perform under the terms of this Note or any security agreement given in connection therewith.

b.     Maker shall not sell, assign, convey, hypothecate, pledge, or alienate its interest in the Collateral, or any part thereof, or permit any divestiture of title, whether voluntary or involuntary, without Holder’s prior written consent.

c.     Maker shall provide to Holder such documents and shall do such other acts as Holder may reasonably request.

d.     The Holder may, from time to time, sell, assign, or pledge this Note to any person, financial institution or other entity, which person, financial institution, or other entity does not have any obligation, duty responsibility or other liability for the transaction from which this Note arose.  The Maker hereby waives any claim, defense to payment, or cause of action related to, connected with, or arising from this Note or the transaction from which it arose against the person, financial institution or other entity that may accept the sale, assignment or pledge of this Note.

CM__

11-2-10

 Initial

 Date

8.     Sale of the Collateral.  If all or any portion of the Property or Maker’s interests therein shall be or is agreed in any manner by Maker to be sold, transferred, assigned, leased, conveyed, exchanged or otherwise disposed of at any time (and regardless of whether any such assignment or transfer is direct or indirect through merger, consolidation. Liquidation, reorganization, sale of assets, sale of stock, partnership interests, or other equity interests or by operation of law), then in any such event the entire unpaid Principal balance on this Note, together with all Base Interest, if applicable, any prepayment charge, and, if applicable, Interest at the Alternate Rate, shall, at the sole option of Holder, become immediately due and payable.

9.     Events of Default.  An Event of Default under this Note shall occur if any of the following events shall occur:

a.     Failure to pay any Interest or the payment of Principal when due.

b.     Any representations or warranties made by Maker in this Note are untrue in any material respect at the time when made including the covenants agreed above.

c.     Any of the documents executed and delivered in connection herewith shall for any reason cease to be in full force and effect.

d.     All or any substantial part of the property of the Maker shall be condemned, seized or otherwise appropriated or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction and shall be retained for a period of ten (10) days.

e.     There is a default in any term or condition of any Loan Document executed by Maker in connection with the Loan.

f.     Holder otherwise reasonably deems itself to be insecure, gives Maker written notice of the grounds thereof, and Maker fails to remedy or otherwise satisfy Holder within ten (10) days thereafter.

g.     Holder requests credit report updates, copies of tax returns, financial statements or other information Holder might feel necessary and information is not provided within ten (10) days of such request.

10.     Remedies.  Upon default by Maker as defined above, then the entire amount of unpaid Principal, Interest on and charges under this Note shall (i) bear interest at the Alternate Rate from the date of any default, and (ii) at the option of Holder, be and become immediately due and payable without presentment, demand, protest or other notice of any kind.  To the extent permitted by law, Maker waives any rights to presentment, demand, protest, or notice of any kind in connection with this Note.  The remedies of Holder as provided in this Note or the Deed of Trust, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively,

or together at the sole discretion of Holder, and may be exercised as often as occasion therefore

CM__

11-2-10

 Initial

             Date

 shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.  Maker agrees to pay all costs of collection incurred by reason of the default, including courts costs and reasonable attorney’s fees, including such expenses incurred before legal action, during the pendency thereof, and continuing to all such expenses in connection with appeals to higher courts arising out of matters associated herewith.

11.     General Provisions.  This Note shall be binding upon Maker, it’s successors and assigns.  This Note is not assumable without prior written consent of Holder.  The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of Utah without regards to Utah’s Conflict of Law Laws.  Any judicial proceeding brought to enforce this Agreement, or any matter related thereto, shall be brought in the appropriate courts for Salt Lake County, State of Utah or the appropriate United States District Court for Salt Lake County, Utah.  By execution of this Agreement, each party accepts and agrees to the exclusive jurisdiction of the aforesaid courts and irrevocable agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Time is of the essence hereof.

12.     General Waiver.   All Makers, sureties, guarantors and endorsers of this Note consent to renewals and extensions of time before or after the maturity date of the Note and agree that no failure on the part of the Holder to exercise any power, right or privilege under this Note, or to insist upon prompt compliance with the terms of this Note, shall constitute a waiver thereof.

13.     Maker’s Waiver.   Maker waives to the fullest extent permitted by law the right to plead any and all statutes of limitations as a defense to any demand made pursuant to the Note.  Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies under this Note unless such waiver is in writing and signed by Holder and only to the extent specifically set forth in writing.  A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.  No delay or omission of Holder to exercise any right, whether before or after any event of default under this Note, shall impair any such right or shall be construed to be a waiver of any right of default, and the acceptance at any time by Holder hereof of any past due amounts shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

14.     Entire Agreement in Writing.   This written agreement, and any other documents executed in connection herewith, are the final expression of the agreement and understanding of Maker and Holder with respect to the general subject matter hereof and supersede any previous understanding, negotiations or discussions, whether written or oral.  This written agreement, and any other documents executed in connection herewith, may not be contradicted by evidence of any alleged oral agreement.

15.     Sale of Participations.  Lender may, at any time, sell, transfer, assign or grant participations in the Loan and in the Loan Documents, and Lender may forward to such participant and prospective participant all documents and information relating to the Loan and to Borrower whether furnished by Borrower or otherwise, as Lender determines necessary or desirable

CM__

11-2-10

Initial

  Date

16.     Prepayment.   Maker may prepay the entire outstanding Principal balance of this Note prior to the maturity Date.  Partial Principal payments are not allowed unless agreed by Holder in writing prior to payment.

17.     Loan Charges.   If a law, which applies to this loan and which sets maximum loan charges is finally interpreted so that the interest or other charges collected or to be collected in connection with this loan exceed the permitted limits, then any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit.

18.     Jury Trial Waiver.   Maker and Holder by their acceptance of this Note, hereby waive their respective right to a trial by jury in any action or proceeding based upon, or related to, this subject matter of this Note and the business relationship that is being established.  This waiver is knowingly, intentionally, and voluntarily made by Maker and Holder, and Maker acknowledges that neither the Holder nor any person acting on behalf of Holder has made any representations of fact to induce this waiver of trial by jury or has taken any actions which in any way modify or nullify its effect.  Maker and Holder acknowledge that this waiver is a material inducement to enter into a business relationship, that Maker and Holder have already relied on this waiver in entering into this Note and that each of them will continue to rely on this waiver in their related future dealings.  Maker and Holder further acknowledge that they been have represented (or have had the opportunity to be represented) in the signing of this Note and in the making of this waiver by independent legal counsel.

19.   Persons Bound.

  Each person signing this Agreement, other than Secured Party, is a debtor and the obligations of Debtors are joint and several.

DATED this 2nd day of November, 2010.

Maker:

Flexpoint Sensor Systems, Inc.

/s/ Clark Mower

By:  Clark Mower

Its:  President

Holder:

Maestro Investments, LLC

 /s/Jason D. Yenny

By:  J. Yenny

Its:  Manager